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                                                                  Exhibit 10(ee)

               AMENDMENT NUMBER THREE, dated as of March 30, 2000 ("AMENDMENT NO. 3"), to the Senior Subordinated Credit Agreement dated as of May 26, 1999 (the "CREDIT AGREEMENT"), among SUPERIOR TELECOMMUNICATIONS INC. (formerly known as Superior/Essex Corp.), a Delaware corporation (the "BORROWER"), SUPERIOR TELECOM INC., a Delaware corporation (the "PARENT"), each of the Subsidiary Guarantors party thereto (the "GUARANTORS," and together with the Borrower and the Parent, the "CREDIT PARTIES"), the lending institutions from time to time party thereto (each a "LENDER" and collectively, the "Lenders"), FLEET CORPORATE FINANCE, INC., as Syndication Agent, and BANKERS TRUST COMPANY, as Administrative Agent (the "AGENTS"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

               WHEREAS, the Borrowers wish to amend a definition in Section 9;
and

               WHEREAS, in connection with the foregoing the Borrowers have requested that the Agents and the Lenders amend certain provisions of the Credit Agreement; and

               WHEREAS, the Agents and the Lenders have considered and agreed to the Borrowers' requests, upon the terms and conditions set forth in this Amendment No. 3; and

               WHEREAS, the consent of the Required Lenders is necessary to effect this Amendment No. 3;

               NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             SECTION ONE - AMENDMENT

               The Credit Agreement is amended as hereinafter provided in this Section One, effective as of March 30, 2000 (the "AMENDMENT EFFECTIVE DATE").

1.1.     AMENDMENTS TO SECTION 9 (DEFINITIONS) OF THE CREDIT AGREEMENT.

               Section 9 shall be amended by deleting the definition of "Mexican Subsidiaries" and replace it with the following:


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               "'Mexican Subsidiaries' shall mean any Wholly-Owned Subsidiary of the Borrower, Essex or any of their respective Subsidiaries organized to make the acquisitions and Investments contemplated by Section 6.02(b)(8)."

                    SECTION TWO - CONDITIONS TO EFFECTIVENESS

               This Amendment No. 3 shall become effective as of the Amendment Effective Date when, and only when, the Administrative Agent shall have received counterparts of this Amendment No. 3 executed by each Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 3. Further, the effectiveness of this Amendment No. 3 (other than Section Four hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof.

                 SECTION THREE - REPRESENTATIONS AND WARRANTIES

               The Parent and the Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 4 of the Credit Agreement and all such representations and warranties are true and correct in all material respects as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 5 and 6 of the Credit Agreement or otherwise permitted by consents or waivers. The Company hereby further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agents and each Lender that:

               (a) Each Credit Party has the corporate power and authority to execute, deliver and perform this Amendment No. 3 and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment No. 3;

               (b) No Default or Event of Default has occurred which is continuing;


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                                      - 3-

               (c) No consent of any person other than all of the Lenders and the Agents parties hereto, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability against any Credit Party of this Amendment No. 3;

               (d) This Amendment No. 3 has been duly executed and delivered on behalf of each Credit Party by a duly authorized officer or attorney-in-fact of such Credit Party, and constitutes a legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment; and

               (e) The execution, delivery and performance of this Amendment No. 3 will not violate (i) any provision of law applicable to any Credit Party or (ii) any contractual obligation of any Credit Party, other than such violations that would not reasonably be expected to result in, singly or in the aggregate, a Material Adverse Effect.

                          SECTION FOUR - MISCELLANEOUS

               (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

               (b) This Amendment No. 3 may be executed by the parties hereto in one or more counterparts, each of which shall be


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                                      - 4-

an original and all of which shall constitute one and the same agreement.

               (c) THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

               (d) This Amendment No. 3 shall not constitute a consent or waiver to or modification of any provision, term or condition of the Credit Agreement, other than such terms, provisions, or conditions that are required to consummate the transactions contemplated by this Amendment No. 3. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.